APPLC

For Service Contact
1125 NW Couch St. Ste. 900, Portland, OR 97209
(833) 943-1608, www.mfin.com

PACIFIC LIFE INSURANCE COMPANY
P.O. Box 2030, Omaha, Nebraska 68103-2030
(800) 347-7787, www.PacificLife.com

M VISION™ APPLICATION FOR INDIVIDUAL LIFE INSURANCE, A21MVA

Proposed Insured

1A. Name: First MI Last | B. Sex ☐ Male ☐ Female

C. Residence Address: Street City State Zip Code | D. How Long yr mo

E. Date of Birth (mm/dd/yyyy) | F. Place of Birth (State/Country) | G. SSN | H. Driver's License # & State

I. Mobile # (Include area code) | J. Telephone # (Include area code) | K. E-Mail Address

L. Occupation | 2A. Employer's Name | B. How Long yr mo

C. Proposed Insured's Work Address/Physical Location: Street City State Zip Code | D. Type of Business

3. Is the Proposed Insured married or in a legally recognized civil union or domestic partnership? ☐ Yes ☐ No
If Yes, list amount of life insurance in force on your spouse/partner $ ____________________

4A. Proposed Insured is a: ☐ U.S. Citizen ☐ U.S. Permanent Resident ☐ Foreign National (Complete 4B through D)

B. If Foreign National, provide Country | C. Visa Type | D. How long in this country?

5. Annual earned income from occupation $ | 6. Annual unearned income (State sources in **Remarks**) $ | 7. Net Worth ☐ Individual ☐ Joint $

Policy Information

1. Product Name (Complete product supplement.) | 2. Planned Annual Premium $

Amount Paid with this Application

1A. Is an initial premium submitted with this Application?
☐ No ☐ Yes (Do not submit money unless the "Temporary Insurance Agreement (TIA)" is completed.)

B. If Yes, show amount of initial premium. Amount $ ____________________
If Yes, by signing this Application, all parties understand, accept, and agree to the terms of the TIA.

Special Policy Dating

A current policy date will be used unless you select one of the following.
☐ Date to Save Age ☐ Specific Date ____________________ (mm/dd/yyyy) (Indicate a date, excluding 29th, 30th, and 31st)

By signing this Application, I, as Applicant and/or Policyowner, understand that insurance charges and expenses begin on the policy date.

ICC21 A21MVA Page 1 MF-51941-00 11/2021

Proposed Additional Insured (Complete for either Last Survivor or Term Rider on Additional Insured.)

1A. Name: First | MI | Last
B. Sex ☐ Male ☐ Female
C. Residence Address: Street | City | State | Zip Code
D. How Long yr mo
E. Date of Birth (mm/dd/yyyy)
F. Place of Birth (State/Country)
G. SSN
H. Relationship to Proposed Insured
I. Mobile # (Include area code)
J. Telephone # (Include area code)
K. Driver's License # & State
L. E-Mail Address
M. Occupation
2A. Employer's Name
B. How Long yr mo

3. Is the Proposed Additional Insured married or in a legally recognized civil union or domestic partnership? ☐ Yes ☐ No
If Yes, list amount of life insurance in force on your spouse/partner $ ____________________

4A. Proposed Additional Insured is a: ☐ U.S. Citizen ☐ U.S. Permanent Resident ☐ Foreign National (Complete 4B through D)
B. If Foreign National, provide Country
C. Visa Type
D. How long in this country?

5. Annual earned income from occupation $
6. Annual unearned income (State sources in **Remarks**) $
7. Net Worth ☐ Individual ☐ Joint $

Primary Policyowner (Complete if other than Proposed Insured.)

1. Policyowner is (Check one): ☐ Individual ☐ Trust (Complete "Trust Information" form) ☐ Parent/Guardian ☐ Corporation/Business (Also complete 3) ☐ Partnership ☐ Qualified Plan (Complete Qualified Plan forms) ☐ Other

2A. Name
B. Date of Birth (mm/dd/yyyy)
C. Relationship to Proposed Insured(s)
D. Address: Street | City | State | Zip Code
E. SSN/TIN
F. Mobile # (Include area code)
G. Telephone # (Include area code)
H. E-Mail Address
3A. Authorized Representative's Name: First | MI | Last
B. Title

Additional Policyowner (If more than one individual is named as Policyowner, they will own policy as joint tenants with rights of survivorship unless otherwise stated.)

1. Policyowner is (Check one): ☐ Individual ☐ Trust (Complete "Trust Information" form) ☐ Parent/Guardian ☐ Corporation/Business (Also complete 3) ☐ Partnership ☐ Qualified Plan (Complete Qualified Plan forms) ☐ Other

2A. Name
B. Date of Birth (mm/dd/yyyy)
C. Relationship to Proposed Insured(s)
D. Address: Street | City | State | Zip Code
E. SSN/TIN
F. Mobile # (Include area code)
G. Telephone # (Include area code)
H. E-Mail Address
3A. Authorized Representative's Name: First | MI | Last
B. Title

Applicant (The Applicant is the party that applies for the Policy. If other than Proposed Insured or Policyowner, also complete 2A-D.)

1. Applicant is (Check one): ☐ Proposed Insured ☐ Policyowner ☐ Corporation/Business (Complete 2A-D) ☐ Other (Complete 2A-D)

2A. Applicant Name
B. Relationship to Proposed Insured(s)
C. Authorized Representative's Name: First | MI | Last
D. Title

ICC21 A21MVA Page 2 MF-51941-00 11/2021

Primary Beneficiary (If percentages are left blank, all named Primary Beneficiaries will share equally.) D. Mailing Address: Street City State Zip Code Additional Beneficiary(ies) (Optional) 1. Primary Contingent Term Rider on D. Mailing Address: Street City State Zip Code 3. Primary Contingent Term Rider on D. Mailing Address: Street City State Zip Code Minor Beneficiary Custodian Designation (Consider naming a custodian for any minor beneficiaries under your state’s Uniform Transfers Minors Act (UTMA), Uniform Gifts to Minors Act (UGMA), or equivalent law adopted in your state.) 1. Primary Custodian A. (Name of Custodian) as Custodian for (Name of Minor) under the (State of) UTMA or UGMA. B. Custodian’s Address: Street City State Zip Code 2. A. Additional Custodian (Optional) (Name of Custodian) as Custodian for (Name of Minor) under the (State of) UTMA or UGMA. B. Custodian’s Address: Street City State Zip Code Applicant/Policyowner Representations of Insurable Interest As the Applicant and/or Policyowner, I represent that the Policyowner and Beneficiary have an insurable interest in the life of the Proposed Insured(s). (Applicable except where the Proposed Insured is both Applicant and Policyowner.) ICC21 A21MVA Page 3 MF-51941-00 11/2021 C. E-Mail Address (Optional) D. Telephone # (Include area code) C. E-Mail Address (Optional) D. Telephone # (Include area code) E. Date of Birth (mm/dd/yyyy) F. SSN/TIN G. Telephone # (Include area code) H. Date of Trust (mm/dd/yyyy) 4A. Name B. Relationship to Proposed Insured C. % of Proceeds E. Date of Birth (mm/dd/yyyy) F. SSN/TIN G. Telephone # (Include area code) H. Date of Trust (mm/dd/yyyy) 2A. Name B. Relationship to Proposed Insured C. % of Proceeds E. Date of Birth (mm/dd/yyyy) F. SSN/TIN G. Telephone # (Include area code) H. Date of Trust (mm/dd/yyyy) 1A. Name B. Relationship to Proposed Insured C. % of Proceeds

Certification of Policyowner's Taxpayer Identification Number

☐ Check this box if you are not a U.S. Citizen or other U.S. person as defined in #3 below and this section does not apply to you.

Under penalties of perjury, I certify that:

1. **The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and**
2. **I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and**
3. **I am a U.S. citizen or other U.S. person (defined in the instructions in item 3 of the Certification on the official IRS Form W-9).**
4. **I am exempt from FATCA reporting (defined in the instructions in item 4 of the Certification on the official IRS Form W-9).**

Note: ☐ You must check here if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Tax Reporting on Distributions to Foreign Nationals

While Pacific Life Insurance Company (PLIC) and/or a PLIC authorized third party(ies) may provide tax information to various United States federal and state agencies regarding certain life insurance or annuity activity, PLIC and/or a PLIC authorized third party(ies) do not as a matter of course provide such information to any foreign governmental agencies and does not anticipate doing so at this time. Nonetheless, PLIC's and/or a PLIC authorized third party(ies)'s tax reporting does not in any way affect the obligations that its policyowners may have with respect to such foreign governmental agencies or under foreign law. PLIC and/or a PLIC authorized third party(ies) do not provide tax or legal advice, and nothing contained herein should be construed as such.

Personal Information (Provide details in **Remarks**)

	Proposed Insured		Additional Insured	
	Yes	No	Yes	No
1. Within the next 2 years do you plan to fly, or within the last 2 years have you flown, as a pilot, student pilot, or crewmember? (If Yes, complete the "Aviation Questionnaire.")	☐	☐	☐	☐
2. Within the next 2 years do you plan to participate in, or within the last 2 years have you participated in, parachute jumping, scuba diving, auto/motorboat/motorcycle racing, hang gliding, or mountain climbing? (If Yes, complete the "Avocation Questionnaire.")	☐	☐	☐	☐
3. Within the next 2 years do you plan or expect to travel or reside outside the USA? (If Yes, complete the appropriate "Foreign Residence & Travel Questionnaire.")	☐	☐	☐	☐
4. Have you applied for any other life insurance within the last 3 months?	☐	☐	☐	☐
5. Have you ever had life insurance declined, rated, modified, cancelled, or not renewed?	☐	☐	☐	☐
6. In the last 5 years, have you ever plead guilty or been convicted of a felony or misdemeanor or do you have such charge currently pending against you? (If Yes, provide specifics of the felony, dates of jail time, if any, and date probation ends or ended in the **Remarks** section.)	☐	☐	☐	☐
7. Within the past 5 years have you had a driver's license restricted or revoked or been convicted of 3 or more moving violations?	☐	☐	☐	☐

Medical Certification (Complete when submitting a medical examination from another life insurance company, if dated within the last 6 months. If circumstances warrant, a current exam may be required.)

1. The attached examination is on the life of (Use check boxes):

Proposed Insured	Additional Insured	Name of Insurance Company	Date of Exam (mm/yyyy)
☐	☐		
☐	☐		

	Proposed Insured		Additional Insured	
	Yes	No	Yes	No
2. To the best of your knowledge and belief, are the statements in the examination true as of today? (If No, explain in **Remarks**.)	☐	☐	☐	☐
3. Has the person who was examined consulted a doctor or other medical practitioner, or received medical or surgical advice since the date of the examination? (If Yes, explain in **Remarks**.)	☐	☐	☐	☐

Remarks *(Use remarks sections for additional detail or clarifications. If more space is needed use the "Application for Individual Life Insurance - Additional Information" form.)*

ICC21 A21MVA Page 4 MF-51941-00 11/2021

In Force, Pending, and Replacement Information (Certain states require replacement forms for in force policies even if a replacement is not intended.)

1. Is there any existing life insurance or annuity on any Proposed Insured(s)?
   ☐ Yes ☐ No (If Yes, complete any applicable state replacement notice(s) and submit with the Application.)
2. Will the PLIC Policy applied for replace, cause a change in, or involve a cash withdrawal or loan from or lapse of any life insurance policy, annuity or long-term care coverage on any Proposed Insured's life?
   ☐ Yes ☐ No (If Yes, complete the applicable state replacement forms and submit with the Application.)

3A. Complete the chart below for any **existing** life insurance, annuity or long-term care coverage:

	Policy/ Contract #	Company	Face Amount	Issue Year	Check All Applicable Boxes								
					Replace	1035 or Transfer Assets*	Life	LTC	Ann	Ind	Grp	Bus	Pers
Primary Proposed Insured													
Additional Proposed Insured													

*Complete "1035 Exchange Absolute Assignment" form or "Transfer of Qualified Plan Assets Request".

For 1035 Exchanges complete 3B through 3D if answering Yes to 2 above:

3B. Is any existing policy being replaced a Modified Endowment Contract (MEC)?
   ☐ Yes (Provide policy number(s) in **Remarks**) ☐ No ☐ Unknown
   Under federal tax rules, if any policy is received in exchange for a MEC, the new Policy will also be a MEC. This rule applies whether or not the policies are issued by the same insurance company.

C. To the best of your knowledge is there a loan on any existing policy to be replaced? ☐ Yes (Provide policy number(s) in **Remarks**) ☐ No

D. If you answered Yes to 3C, do you want a new loan of equal value on this new Policy? ☐ Yes (Not available if current policy is a MEC.) ☐ No

4A. Do you have any application currently **pending**, or do you **plan to apply** for any new life insurance or annuity with any other company?
   ☐ Yes (Complete chart below) ☐ No

Proposed Insured	Company	Face Amount	Purpose
☐ Primary ☐ Additional			
☐ Primary ☐ Additional			
☐ Primary ☐ Additional			

4B. Does Applicant plan to accept any policy in the chart above in addition to the PLIC Policy being applied for?
   ☐ Yes (Explain in **Remarks**) ☐ No

C. If any application listed in the chart above is approved, will any replace, cause a change in, or involve a cash withdrawal or loan from or lapse of any life insurance policy or annuity on any Proposed Insured's life? ☐ Yes (Explain in **Remarks**) ☐ No

5. What is the total amount of coverage to be in force with all carriers when this Policy and any other pending policies are placed in force?
   $ ____________________

Ownership Transfer Information (Required)

1A. Has any life insurance on any Proposed Insured ever been sold, assigned or transferred to a life settlement or viatical company or any other person or entity? ☐ Yes (Complete 1B through F) ☐ No

B. Name of Insurance Company	C. Face Amount	D. Date Policy Issued

E. Date Policy Sold, Assigned or Settled	F. Reason

2. Do you plan to sell, assign or transfer this Policy if issued to a life settlement or viatical company or any other person or entity?
   ☐ Yes (Explain in **Remarks**) ☐ No

ICC21 A21MVA Page 5 MF-51941-00 11/2021

Premium Financing (Required)

1A. Has any Proposed Insured(s), Policyowner(s) or Applicant entered into, or have made plans to enter into, an arrangement to borrow current or future premiums, or both, in connection with this Application for Life Insurance?

☐ Yes (Complete the "*Premium Financing Disclosure and Acknowledgment*" form and provide a copy of the loan term sheet.)

☐ No

B. Name of lender	C. Name of financing arrangement
D. How will the loan interest be paid?	E. What is the type and amount of the collateral for this loan?

2A. Has any Proposed Insured(s), Policyowner(s) or Applicant made plans to transfer this Policy to a third party as repayment of any premium financing debt?

☐ Yes (Give details below) ☐ No

B. Details

Premium Billing Methods

1. Billing Method (Check one):
   A. ☐ Direct
   B. ☐ Monthly Bank Draft (Complete "Authorization for Electronic Funds Transfer (EFT)" form)
   C. ☐ Single Premium
   D. ☐ List Bill (Check one):
      ☐ New List Bill ☐ Add to Existing List Bill # (Do not complete 2): ____________________
      The premium for this Policy will be included in an itemized list provided to the payor and will constitute notice of premium due. Separate premium notices or other notices regarding premiums will not be sent to any other party.
2. Frequency of Payment for **Direct** and **List Bill** (Check one):
   A. ☐ Annually B. ☐ Semi-Annually C. ☐ Quarterly D. ☐ Monthly (Available with List Bill only)

Policy Notifications

(Optional - Complete if notifications should be sent to another party. If mailing address is different than residence address for Proposed Insured or Proposed Additional Insured complete 2A-D.)

1. Notifications are sent to the primary policyowner and include, but are not limited to, Policy Annual Statements, Last Premium Offers/Lapse Notices, and Confirmation Statements. Indicate where additional notifications should be sent:
   ☐ Proposed Insured ☐ Proposed Additional Insured ☐ Payor (Complete 2A-D) ☐ Other (Complete 2A-D)

2A. Name			B. Relationship to Insured(s)
C. Care of (if applicable)			
D. Address: Street	City	State	Zip Code

Payor of Premiums

(If Payor is other than Proposed Insured, Proposed Additional Insured or Primary Policyowner, also complete 2A-E.)

1. Payor of premium is (Check one): ☐ Proposed Insured ☐ Proposed Additional Insured ☐ Primary Policyowner ☐ Employer (Complete 2A-E) ☐ Other (Complete 2A-E)

2A. Name		B. Relationship to Proposed Insured(s)	
C. Care of (if applicable)		D. E-Mail Address	
E. Address: Street	City	State	Zip Code

3. Source of Premium Payments: ☐ Earned Income ☐ Unearned Income ☐ Savings ☐ Gift ☐ Inheritance ☐ Business Income ☐ Trust ☐ Premium Financing ☐ Other ____________

ICC21 A21MVA Page 6 MF-51941-00 11/2021

e-Delivery Authorization PLIC and/or a PLIC authorized third party(ies) has the ability to electronically deliver certain documents applicable to your life insurance application, policy contract, and other policy-related correspondence as permitted by law (“Electronic Transmission”). PLIC and/or a PLIC authorized third party(ies) will send paper copies of documents where not available or if required by state or federal law. By checking this box you understand and expressly, affirmatively, and voluntarily agree to the following:  To receive documentation electronically from PLIC and/or a PLIC authorized third party(ies), you must have a device with ready internet access, an active e-mail account, as well as the ability to read and retain online documents; You should provide PLIC and/or a PLIC authorized third party(ies) current email addresses, current mobile phone numbers, and update PLIC and/or a PLIC authorized third party(ies) promptly when those changes occur either through online updates or by calling PLIC at (800) 347-7787 and/or its authorized third party(ies) at (833) 943-1608; Electronic Transmission will be cancelled if emails are returned as undeliverable. Under these circumstances, you will receive such documents in paper form by U.S. mail; and You are not required to agree to Electronic Transmission as a condition of applying for or purchasing life insurance from PLIC and/or a PLIC authorized third party(ies). This consent will remain in effect until you revoke it. You may revoke this consent, opt-out of Electronic Transmission or Automated Technology, or request paper copies of information going forward at any time by contacting PLIC at (800) 347-7787 and/or its authorized third party(ies) at (833) 943-1608. Proposed Insured’s Consent for Employer Owned Insurance (Applicable only if the employer or employer-controlled trust is to be the Policyowner.) As the Proposed Insured, I acknowledge and understand that (i) my Employer (the “Employer”), or a trust established by my Employer (the “Trust”), is involved in this Application for Individual Life Insurance insuring my life ("Life Insurance Coverage"), (ii) the Employer or the Trust will have an interest as policyowner and/or beneficiary of the Life Insurance Coverage as reflected in this Application, and (iii) both I and my heirs may have no right or interest in or to the Life Insurance Coverage and its proceeds. I (i) consent to the issuance of the Life Insurance Coverage as requested in this Application; (ii) acknowledge that the Life Insurance Coverage may continue after the termination of my employment with the Employer; (iii) acknowledge that my Employer has notified me in writing of the maximum life insurance face amount for which my Employer may seek Life Insurance Coverage insuring my life; and (iv) acknowledge that PLIC and/or a PLIC authorized third party(ies) will not necessarily issue a policy at this maximum life insurance face amount. My consent to this insurance has not been obtained by coercion of my Employer or its representatives or agents, whether express or implied. By signing this Application, I am consenting to the Employer's and/or Trust's future face amount increases with respect to the Policy issued in connection with this consent. However, should such face amount increase result in a face amount that exceeds the maximum life insurance face amount described above, my Employer may need to obtain additional written consent from me in order to comply with IRC section 101(j). Employer Acknowledgment Regarding the Potential Taxation of Death Benefits I acknowledge and understand: (i) the potential significance of IRC section 101(j); and (ii) that, if IRC section 101(j) applies, the policy(s) death benefit may be income taxable unless I, as Employer, have satisfied the conditions of IRC Section 101(j); and (iii) that PLIC and/or a PLIC authorized third party(ies) and its Producers are not authorized to provide tax or legal advice and that I must look to my independent tax and legal advisors for current information regarding this and other laws that may impact me and my life insurance policies. I understand that it remains the Employer’s responsibility to ensure both current and ongoing compliance with the requirements of IRC sections 101(j) and 6039I, including appropriate annual IRS filings. By signing this Application, I acknowledge my understanding of this information, and that I have obtained or will obtain from my independent tax and legal advisors whatever advice I deem necessary or appropriate concerning the taxation of my life insurance policies. Declarations of All Signing Parties The answers provided in this Application are true and complete to the best of my knowledge and belief. I understand and agree that: 1. Acceptance of a life insurance Policy will be ratification of any administrative change with respect to such Policy made by Pacific Life Insurance Company (PLIC) and/or a PLIC authorized third party(ies) as indicated under the title Endorsement, where permitted by state law. All other changes made to the Application or Policy by PLIC and/or a PLIC authorized third party(ies) will be indicated on an Amendment to Application form that must be signed by all applicable parties, prior to or at the time of delivery of this Policy. (APPLICABLE ONLY IF THE EMPLOYER OR AN EMPLOYER-CONTROLLED TRUST IS TO BE THE POLICYOWNER OF THIS POLICY) If insurance is being applied for on the life of any non-exempt employee, then I represent such insurance is not prohibited by applicable state law. If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this Application was not solicited and/or signed on a military base or installation, and I have received from the Producer, whose name appears in the Producer Certification section, the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. Except as provided in the terms or conditions of any “Temporary Insurance Agreement (TIA)” that I may have received in connection with this Application, coverage will take effect when the Policy is delivered and the entire first premium is paid only if at that time each Proposed Insured is alive, and all answers in this Application are still true and complete. If I have given money with the Application and received a TIA and if the coverage amount of the Application exceeds the TIA coverage limits, I understand that if the Proposed Insured(s) die(s) before a Policy is delivered, the death benefit will be limited to the TIA coverage limit. 2. 3. 4. 5. ICC21 A21MVA Page 7 MF-51941-00 11/2021

Declarations (Continued) 6. I must inform the Producer or PLIC and/or a PLIC authorized third party(ies) in writing of any changes in the health of any Proposed Insured(s). If any of the statements or answers previously provided on the ticket/request (if applicable), Applications, and medical forms change prior to delivery of the Policy, I am obligated to notify PLIC and/or a PLIC authorized third party(ies) of the changes in writing no later than at the time the Application is signed by the Proposed Insured(s). No Producer is authorized to make or change contracts or insurance policies on the behalf of PLIC and/or a PLIC authorized third party(ies) and no Producer may alter the terms of this Application, the TIA, or the Policy, nor does the Producer have the authority to waive any of PLIC’s and/or a PLIC authorized third party(ies)’s rights or requirements. No representation is made that, based on information provided in the Application, a particular premium rate, risk category or class will be offered to me. I will review my Policy and ask the Producer or PLIC and/or a PLIC authorized third party(ies) about the specific premium and risk class referenced in my Policy. The Policy as applied for in this Application will meet my insurance needs and financial objectives based in part upon my age, income, net worth, tax and family status, and any existing insurance policies I own. 7. 8. 9. 10. I understand that PLIC and/or a PLIC authorized third party(ies) is not authorized to engage in any activity in non-US jurisdictions, and I will perform all parts of the Application, underwriting and delivery associated with this Policy in a U.S. jurisdiction. 11. The statements and answers in the Application are the basis for any Policy issued by PLIC and/or a PLIC authorized third party(ies), and no information about the applicant will be considered to have been given to PLIC and/or a PLIC authorized third party(ies) unless it is stated in the Application. 12. I represent that all parties have an insurable interest in the life of the Proposed Insured. 13. I understand that only the Producer signing this Application is responsible for ensuring that the Policy meets my insurance needs and financial objectives, regardless of whether a PLIC and/or a PLIC authorized third party(ies) employee attended any meetings to discuss the Policy. 14. This Application will be attached to and made part of the Policy. 15. I HAVE READ the completed Application and all related forms before signing below. All statements and answers on this Application are correctly recorded, and are full, complete and true to the best of my knowledge and belief. 16. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE MY CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING. Signatures Review the answers on this Application carefully. If any of your answers are incorrect or untrue, even if unintentional, the company may have the right to deny benefits or rescind your coverage if the misrepresentation is deemed to be material. If you are signing on behalf of an entity, you represent that you are authorized to execute this document and make the statements that are shown. You further represent that all requirements of those entities, including the use of any seal (in the case of a Corporation) and any authorized signatures (in the case of a Corporation and/or Trust), have been met. Fraud Notice: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. If Proposed Insured or Policyowner is under age 18, a signature of parent/guardian is required in place of the minor’s signature. SIGNED BY APPLICANT IN: APPLICANT SIGNED AND DATED ON: X X Proposed Insured’s Signature Proposed Additional Insured’s Signature, if applicable X X Policyowner’s Signature, if other than Proposed Insured, and include Title, if Corporation, Trust, or Business Entity. Additional Policyowner’s Signature & Title, if applicable X Applicant’s Signature, if other than Proposed Insured and/or Policyowner. Include Title, if Corporation, Trust or Business Entity. ICC21 A21MVA Page 8 MF-51941-00 11/2021 THE APPLICANT IS THE PARTY THAT APPLIES FOR THE POLICY. Date (mm/dd/yyyy) City State

3. I have discussed the appropriateness of replacement, followed applicable state laws, PLIC’s and/or a PLIC authorized third party(ies)’s written guidelines and, if applicable, I have complied with the replacement requirements of my broker. If replacing a variable life or annuity contract, I also certify that I have the appropriate variable state licenses. I have reviewed this request/Application and have determined that its proposed purchase is suitable as required under law, based in part upon information provided by the Applicant, Policyowner and Proposed Insured, as applicable, including age, income, net worth, tax and family status, and any existing insurance program. If the Policy applied for is a variable life insurance Policy, I further certify that I have also considered the Policyowner’s liquidity needs, risk tolerance, and investment time horizon, and followed my broker-dealer’s suitability guidelines in both the recommendation of this Policy, and the choice of investment options. I certify that I have truly and accurately recorded the information supplied in the Application and any supplements, if required. 4. 5. X Soliciting Producer’s Signature ICC21 A21MVA Page 9 MF-51941-00 11/2021 Soliciting Producer’s Name: FirstMI Last (print) Producer’s Certification 1. Does the Proposed Insured have any existing life insurance or annuities? 2. Do you know or have any reason to believe that a replacement of life insurance or annuity is involved? Yes No